EXHIBIT H

     VOTING AGREEMENT


    THIS VOTING AGREEMENT, dated as of July 23, 1996
(this "Agreement"), is entered into by and among OCC Acquisition
Company, Inc., a Delaware corporation ("Mergeco"), Osborn
Communications Corporation, a Delaware corporation ("Osborn"), and the other signatories hereto (collectively, the "Stockholders").

    WHEREAS, concurrently herewith, Mergeco, Osborn and OCC Holding Corporation, a Delaware corporation, are entering into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), providing for the merger (the "Merger") of Mergeco with and into Osborn;

    WHEREAS, each Stockholder is the beneficial owner of the number of shares of Common Stock set forth beside his name in
Schedule I hereto (all such shares of Common Stock now owned and which may hereafter be acquired by such Stockholder prior to termination of this Agreement being referred to herein as the "Shares");

    WHEREAS, approval of the Merger Agreement by Osborn's stockholders is a condition to the consummation of the Merger;

    WHEREAS, the Stockholders fully support the Merger and, in order to encourage Mergeco to enter into the Merger Agreement with Osborn, the Stockholders are willing to enter into certain arrangements with respect to Shares owned by them; and

    WHEREAS, all capitalized terms used without definition herein have the meanings given to such terms in the Merger
Agreement.

    NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        ARTICLE I

          VOTING

    Section 1.1    Agreement to Vote or Consent.  Each
Stockholder hereby agrees (a) to attend the Osborn Stockholders
Meeting, in person or by proxy, and to vote, or cause to be voted (or, if the stockholders of Osborn act by written consent, to consent in writing, or cause to consent in writing, with respect to) his Shares, and any other voting securities of Osborn that such Stockholder owns or has the right to vote or consent with respect to, (i) for approval and adoption of the Merger Agreement and the Merger, such agreement to vote to apply also to any adjournment or adjournments of Osborn Stockholders Meeting, and (ii) against any proposal or other matter that may interfere or be inconsistent with the Merger (including, without limitation, a Business Combination
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                         PAGE 2
Transaction) and (b) not
to solicit, encourage or recommend to other stockholders of Osborn that (A) they vote their shares of Common Stock in any contrary manner, (B) they not vote their shares at all, (C) they sell, transfer, tender or otherwise dispose of their shares of Common Stock or (D) they attempt to execute any statutory dissenters' or other similar rights they may have.

    Section 1.2 Revocation of Proxies and Consents. To the extent inconsistent with Section 1.1 hereof, each Stockholder hereby revokes any and all previous proxies or written consents with respect to such Stockholder's Shares or any other voting securities of Osborn.

    Section 1.3 Stockholders' Support of the Merger. From the date hereof until the first to occur of the Closing or the termination of the Merger Agreement:

   (a) No Stockholder or affiliate or associate thereof, other than Osborn and its subsidiaries (collectively with respect to each Stockholder, a "Stockholder Group"), will, directly or indirectly, sell, transfer, pledge or otherwise dispose of, or grant a proxy with respect to, any Shares to any person other than Mergeco or its designee, or grant an option with respect to any of the foregoing, or enter into any other agreement or arrangement with respect to any of the foregoing.

   (b)  No Stockholder or any other member of any
        Stockholder Group will , directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, Osborn or any of its subsidiaries or any merger, consolidation, share exchange, business combination or other similar transaction with Osborn or any of its subsidiaries or
        participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that prior to the receipt of the requisite vote or consent for approval and adoption by the holders of Common Stock of the Merger
        Agreement and the transactions contemplated thereby, nothing contained in this Section 1.3(b) shall prohibit any Stockholder or any officer, director, employee or agent of any Stockholder who is a member of the Osborn Board, and who is acting in
        such capacity, from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited proposal by such person to acquire Osborn pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire all or substantially all of the assets of Osborn received by Osborn after the date of the Merger Agreement, if, and only to the extent that, (i) the Osborn Board determines in good faith that such action is required in order for the Osborn Board not to breach its fiduciary duties to stockholders imposed by
        applicable law, such determination being based on
        consultations with Alex. Brown and the written opinion of its independent legal counsel that such action is required in order for the Osborn Board not to breach its fiduciary duties to stockholders imposed by applicable law, and prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Stockholder or the Osborn
        Board gives Mergeco as promptly as practicable prior written notice of Osborn's intention to furnish such information or begin such discussions and
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                         PAGE 3
        (ii) receives from such person an
        executed confidentiality agreement on terms no less favorable to Osborn than those contained in the Confidentiality
        Agreement. Any Stockholder or any officer, director, employee or agent of any Stockholder who is a member of the Osborn Board, and who is acting in such capacity, shall promptly communicate to Mergeco the material terms of any such proposal (and the identity of the party making such proposal) which it may receive. Any Stockholder or any officer, director, employee or agent of any Stockholder who is a member of the Osborn Board, and who is acting in such capacity, shall not agree to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Osborn is a party. From and after the receipt of the requisite vote or consent for approval and adoption by the holders of Common Stock of the Merger
        Agreement and the transactions contemplated thereby, no Stockholder or any other member of any Stockholder Group will , directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, Osborn or any of its subsidiaries or any merger, consolidation, share exchange, business combination or other similar transaction with Osborn or any of its subsidiaries or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

    Section 1.4 Legend. From and after the date of this Agreement, each certificate representing Shares shall bear the following legend:

    On the front side:

    VOTING OF THE SHARES REPRESENTED BY THIS
              CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A
              VOTING AGREEMENT.

    On the reverse side:

    VOTING OF SHARES REPRESENTED BY THIS
              CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A
              VOTING AGREEMENT DATED AS OF JULY __, 1996
              (THE "AGREEMENT"), BY AND AMONG OCC
              ACQUISITION COMPANY, INC., A DELAWARE
              CORPORATION, OSBORN COMMUNICATIONS
              CORPORATION, A DELAWARE CORPORATION
              ("OSBORN"), AND THE OTHER SIGNATORIES
              THERETO, A COUNTERPART OF WHICH HAS BEEN
              DEPOSITED WITH OSBORN AT ITS PRINCIPAL
              OFFICE.  IN ADDITION, THE TRANSFER OF
              SECURITIES REPRESENTED BY THIS CERTIFICATE IS
              RESTRICTED PURSUANT TO THE AGREEMENT.
              OSBORN SHALL FURNISH A COPY OF THE
              AGREEMENT WITHOUT CHARGE TO THE
              RECORDHOLDER OF THIS CERTIFICATE UPON
              WRITTEN REQUEST TO OSBORN AT ITS PRINCIPAL
              PLACE OF BUSINESS OR REGISTERED OFFICE.

                         PAGE 4
        ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 2.1 Representations, Warranties and Covenants of the Stockholders. Each Stockholder hereby represents and warrants to, and covenants and agrees with, Mergeco as follows:

   (a)  Other than the Shares set forth by such
        Stockholder's name in Schedule I hereto and, in the case of Frank D. Osborn, options granted to Frank D. Osborn under the Option Plan, such Stockholder does not own of record or beneficially, or have any interest in, any shares of capital stock of Osborn, any securities exercisable for, convertible into or exchangeable for capital stock of Osborn, or any other right to acquire any such capital stock or other securities.

   (b) Such Stockholder has good and marketable title to all his Shares, free and clear of all security interests, liens, claims, pledges, charges, options, rights of first refusal agreements and other encumbrances of any nature. Such
        Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to his Shares. Such Stockholder has sole voting power with respect to his Shares.

   (c) Such Stockholder has full legal capacity to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Mergeco, constitutes a legal, valid and binding obligation of such Stockholder enforceable against him in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

   (d) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder, (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Shares pursuant to any note, indenture, agreement, lease, license, permit or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or its Shares are bound or affected, or (iii) require any consent, approval, authorization or permit from any governmental regulatory body, except where such breach or default or failure to obtain such consents, approvals, authorizations or permits or to make such filings would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

                         PAGE 5
    Section 2.2    Representations and Warranties of Mergeco.
Mergeco represents and warrants to each Stockholder as follows:

   (a) Mergeco has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Mergeco and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Mergeco. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Mergeco, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

   (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under, any provision of the Certificate of Incorporation or Bylaws of Mergeco or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Mergeco or its properties or assets, except for any such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not have a material adverse effect on Mergeco's ability to consummate its obligations hereunder.
        No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental
        Entity is required by or with respect to Mergeco in connection with the execution and delivery of this Agreement by Mergeco or the consummation by it of the transactions contemplated hereby, except in connection with the HSR Act, the Communications Act, and the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and state securities laws.

    Section 2.3 Waivers of Appraisal Rights. Each Stockholder hereby irrevocably waives any appraisal rights such Stockholder may have pursuant to Section 262 of Delaware Law by reason of the Merger and agrees that such Stockholder shall not attempt to perfect any such appraisal right pursuant to such Section 262.

    Section 2.4    Further Assurances.  Each party hereto shall
execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of such party's obligations under this Agreement, including without limitation any actions reasonably requested by Mergeco in connection with obtaining any required consents or approvals to the actions contemplated hereby under the HSR Act, the Communications Act and the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and state securities laws. Without limiting the generality
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                         PAGE 6
of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all of the terms of this Agreement.

       ARTICLE III

         GENERAL

    Section 3.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by, nationally recognized overnight courier service, registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses ( or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         (a)  If to Mergeco, to:

              OCC Acquisition Company, Inc.
              200 Crescent Court, Suite 1600
              Dallas, Texas 75201
              Attn: Lawrence D. Stuart
              Facsimile: (214) 740-7313

         with a copy to:

              Vinson & Elkins L.L.P.
              3700 Trammell Crow Center
              2001 Ross Avenue
              Dallas, Texas  75201-2975
              Attention:  Michael D. Wortley
              Facsimile: (214) 220-7716

         (b)  If to Osborn, to:

              Osborn Communications Corporation
              130 Mason Street
              Greenwich, Connecticut  06830
              Attn: Frank D. Osborn
              Facsimile: (203) 629-1749

                         PAGE 7
         with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1385 Avenue of the Americas
              New York, New York  10019
              Attn:  Robert M. Hirsch
              Facsimile:  (212) 757-3990

         (c)  If to the Stockholders, to the address set forth
                        below such Stockholder's name on the
                        signature pages hereto.

         with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1385 Avenue of the Americas
              New York, New York  10019
              Attention:  Robert M. Hirsh
              Facsimile:  (212) 757-3990

    Section 3.2    Amendments.  This Agreement may not be
amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Mergeco, Osborn and each Stockholder.

    Section 3.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of such party's Shares or other securities subject to this Agreement. Notwithstanding any transfer of such Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

    Section 3.4 Entire Agreement. This Agreement embodies the entire Agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

    Section 3.5    Severability.  If any term or other provision of
this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.
Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
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                         PAGE 8
    Section 3.6 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform such party's agreement and covenants hereunder will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy.
Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations and to the granting by any such court of the remedy of specific performance of such party's obligations hereunder. If any action is brought by a party to enforce this Agreement, the other party shall waive the defense that there is an adequate remedy at law.

    Section 3.7 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

    Section 3.8 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

    Section 3.9    Governing Law.  THIS AGREEMENT AND
ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY AND
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF DELAWARE.  ANY SUIT OR
PROCEEDING BROUGHT HEREUNDER SHALL BE SUBJECT
TO THE EXCLUSIVE JURISDICTION OF THE COURTS
LOCATED IN DELAWARE.

    Section 3.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 3.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered (including by facsimile transmission) shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    Section 3.12   Expenses.  Mergeco, Osborn and each
Stockholder shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

    Section 3.13 Capacity. The parties hereto acknowledge and agree that the obligations of the Stockholders hereunder are obligations of such Stockholders in their respective capacities as stockholders of Osborn and shall not obligate such Stockholders with respect to actions to be taken by any of such Stockholders as a director or officer of Osborn.

    Section 3.14 Termination. This Agreement shall terminate upon termination of the Merger Agreement.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                   MERGECO:

                   OCC ACQUISITION COMPANY,INC.


                   By:
                   Name:    Eric C. Neuman
                   Title:   President


                   OSBORN:

                   OSBORN COMMUNICATIONS CORPORATION


                   By:
                   Name:
                   Title:


                   STOCKHOLDERS:



                   Frank D. Osborn

                   Address:


                            Telecopier No:



                   Brownlee O. Currey, Jr.

                   Address:


                            Telecopier No:

                   Robert K. Zelle

                   Address:


                            Telecopier No:



                   __________________________

                   Address:


                            Telecopier No:



                   __________________________

                   Address:


                            Telecopier No:



                   __________________________

                   Address:


                            Telecopier No:



                   __________________________

                   Address:


                            Telecopier No:

                   __________________________

                   Address:


                            Telecopier No:



                   __________________________

                   Address:


                            Telecopier No:



                   __________________________

                   Address:


                            Telecopier No:



                   __________________________

                   Address:


                            Telecopier No:



                   __________________________

                   Address:


                            Telecopier No:

              SPOUSAL CONSENT


    By executing this Agreement, ________________________,
____________________'s spouse agrees (i) to be bound in all respects by the terms hereof with respect to her spouse's Shares to the same extent as ____________________ and (ii) to bind her community property interest, if any, in such Shares.

                           SCHEDULE I




       Common Stock


Frank D. Osborn



Brownlee O. Currey, Jr.



Robert K. Zelle



_____________________



_____________________



_____________________



_____________________